EXHIBIT 10.4

TALX CORPORATION OUTSIDE DIRECTORS’ STOCK OPTION PLAN

SECTION I. PURPOSE

The purpose of this Plan is to provide an incentive which will motivate and reward “Outside Directors” of the Company and promote the best interests and long-term performance of the Company by encouraging the ownership of the Company’s stock by such “Outside Directors”. None of the options granted pursuant to this Plan will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”). This Plan is not intended to preclude the use of Common Stock for other compensation purposes in line with the needs and objectives of the Company.

SECTION II. DEFINITIONS

A. “Board of Directors” means the board of directors of the Company.

B. “Common Stock” means shares of the common stock (including treasury stock) of the Company.

C. “Company” means TALX Corporation, a Missouri corporation, or any successor thereto.

D. “Disability” means inability of a Participant to perform his or her duties as an Outside Director by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

E. “Fair Market Value,” as of a given date, means the last price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System on such given date or, if none, on the last day preceding such given date on which a sale of the Common Stock was so reported.

F. “Outside Director” means a person who is a member of the Board of Directors but who is not an employee of the Company or any subsidiary of the Company.

G. “Participant” means an Outside Director who is granted a stock option hereunder.

H. “Plan” means this TALX Corporation Outside Directors’ Stock Option Plan.

SECTION III. STOCK

The total amount of stock which may be either granted or sold under this Plan shall not exceed 80,000 shares of the Company’s Common Stock (as adjusted for the proposed 1-for-3.5 reverse stock split). If an option expires or is terminated or surrendered without having been fully exercised, the unpurchased shares of Common Stock subject to the option shall again be available for the purposes of this Plan.

SECTION IV. ELIGIBILITY

Stock options may be granted under the Plan only to Outside Directors.

SECTION V. STOCK OPTIONS

A. Grant of Options. Each Outside Director shall be granted an option to purchase 1,500 shares of Common Stock (as adjusted for the proposed 1-for-3.5 reverse stock split) on April 1 of each year.

B. Option Price. The purchase price of the Common Stock under each option granted hereunder shall be equal to one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of the grant of the option.

C. Term and Exercise of Options. The term of each option shall be six (6) years from the date of granting thereof. Each option shall be exercisable in full on the first anniversary date of the granting thereof; provided, however, that except as provided in Subsection E of this Section, no option may be exercised at any time unless the Participant is then an Outside Director and has been so continuously since the granting of the option, and provided further, that in the event of a Change in Control (as hereinafter defined), the option holder will be entitled to purchase, at any time thereafter and during the term thereof, the entire number of shares to which the option relates.

The term “Change in Control” shall mean:

(i) The purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act”) (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors in any transaction or series of transactions; or

(ii) When individuals who, as of June 30, 1996, constitute the Board (the “Continuing Directors”), cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election or nomination for election by the Company’s shareholders, was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Paragraph, considered as though such person were a Continuing Director; or

(iii) Approval by the stockholders of the Company of (a) a reorganization, merger or consolidation with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or (b) a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

(iv) Any other event that a majority of the Continuing Directors, in their sole discretion, shall determine constitutes a Change in Control.

D. Non-Transferability of Options. Each option granted under this Plan shall by its terms be non-transferable by the Participant other than by will or the laws of descent and distribution. An option may be exercised, during the lifetime of the Participant, only by the Participant.

E. Termination of Service. Any option not exercised prior to the termination of a Participant’s service as a Director of the Company shall expire. Notwithstanding the foregoing:

1. If a Participant’s employment is terminated by reason of death, the personal representative of the Participant may exercise any or all of the Participant’s unexercised unexpired options provided such exercise occurs within twelve (12) months of the date of the Participant’s death, but not after the term of the option;

2. If a Participant’s service is terminated by reason of Disability, the Participant (or the personal representative of the Participant if the Participant has died) may exercise any or all of the Participant’s unexercised unexpired options, provided such exercise is within twelve (12) months of the date of the Participant’s termination but not after the term of the option; and

3. If a Participant’s service is terminated following a Change in Control, the Participant may exercise any or all of the Participant’s unexercised unexpired options, but not after the term of the option.

F. Payment of Option Price. The purchase price is to be paid in full upon the exercise of an option, either (1) in cash, (2) in shares of Common Stock having a Fair Market Value equal to the cash exercise price of the option being exercised, or (3) by any combination of the payment methods specified in clauses (1) and (2) hereof; provided, however, that (a) shares of Common Stock tendered in payment must be either shares owned by the Participant and registered in the Participant’s name and may not include shares of Common Stock acquired by the Participant through exercise of an option granted less than six months prior to the date of exercise of the option being exercised. The proceeds received by the Company upon exercise of an option are to be added to the general funds of the Company, if cash, or to the shares of the Common Stock held in treasury, if shares of Common Stock, and used for the corporate purposes of the Company.

SECTION VI. EFFECT OF CHANGE IN STOCK

Notwithstanding any other provision in the Plan, if there is any change in the Common Stock of the Company by reason of stock dividends, spinoffs, split ups, recapitalizations, mergers, consolidations, reorganizations, combinations or exchanges of shares and the like (other than the proposed 1-for-3.5 reverse stock split), the number and class of shares available for grants of options and the number of shares subject to any outstanding options, and the price thereof, as applicable, shall be appropriately adjusted by the President of the Company.

SECTION VII. AMENDMENT OR TERMINATION

Unless this Plan shall theretofore have been terminated as hereinafter provided, this Plan shall terminate, and no stock option shall be granted hereunder, after ten (10) years from the date of its adoption by the Board of Directors. Any option outstanding at the termination of this Plan shall continue in full force and effect in accordance with its terms and shall not be affected by such termination of this Plan. The Board of Directors of the Company may, at any time prior to that date, terminate this Plan or make such modifications of the Plan as it may deem advisable; provided, however, that, if approval by shareholders of the Company of any amendment is required to comply with the requirements of Rule 16b-3 or other applicable requirement, such amendment shall be subject to stockholder approval.

VIII. WITHHOLDING

The Company, at the time any distribution is made under this Plan, whether in cash or in shares of stock, may withhold from such payment any amount necessary to satisfy any federal and state income tax withholding requirements with respect to such distribution. Such withholding may be in cash or in shares of stock.

IX. MISCELLANEOUS

A. Rights to Continued Service. Nothing in this Plan or in any option granted pursuant to this Plan shall confer on any individual any right to continue as an Outside Director.

B. Investment Undertakings. Until and unless the issuance of shares of Common Stock pursuant to this Plan shall have been registered pursuant to the Securities Act of 1933 and applicable state securities laws, each Participant acquiring shares of Common Stock under this Plan may be required, as a condition precedent to such issuance, to execute and deliver to the Company a letter or certificate containing such investment representations, agreements restricting sale (including, without limitation, provision for stop transfer orders and restrictive legend on stock certificates) and confirmation of other relevant facts to support any exemption from the registration requirements under the Securities Act of 1933 and such state securities laws on which the Company intends to rely, all as shall be deemed reasonably necessary by counsel for the Company and in such form as such counsel shall determine.

SECTION X. EFFECTIVENESS OF THE PLAN

The Plan will be effective upon adoption by the Board of Directors of the Company, subject, however, to its approval by the shareholders of the Company given within 12 months after the date the Plan is adopted by the Board of Directors, at a regular meeting of the shareholders or at a special meeting of the shareholders duly called and held for such purpose, or by written consent of the shareholders, and subject further to completion of the Company’s initial public offering of its common stock within 12 months from the date the Plan is adopted by the Board of Directors.

The foregoing Plan was adopted by the Board of Directors of the Company on July 12, 1996, and approved by the shareholders of the Company on July 26, 1996.

TALX CORPORATION

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